SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2013

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 26, 2013, Southern Indiana Gas and Electric Company (SIGECO), a wholly owned subsidiary of Vectren Utility Holdings, Inc. (VUHI), a wholly owned subsidiary of Vectren Corporation, reissued $110.9 million of SIGECO tax-exempt debt to refund $110.9 million of SIGECO's tax-exempt debt that is being called in April and May, 2013. Approximately $61.8 million of this debt was issued at interest rates that are fixed to maturity. The terms are: (i) $22.2 million at 4.00% per annum, due March 1, 2038 and (ii) $39.6 million at 4.05% per annum, due May 1, 2043.  The remaining approximately $49.1 million will be held at VUHI to be remarketed at a future date. A copy of the SIGECO Supplemental Indenture for the $110.9 million in debt being reissued is attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01. Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	SIGECO Supplemental Indenture dated as of April 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC.
April 30, 2013

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Vice President, Controller & Assistant Treasurer

INDEX TO EXHIBITS

The following Exhibit is filed as part of this Report to the extent described in Item 1.01:

Exhibit Number	Description

4.1	SIGECO Supplemental Indenture dated as of April 1, 2013